Exhibit 99.1

BankUnited, Inc. Reports 4Q 2025 Net Income of $69 million, $0.90 Diluted EPS, Reflecting 6 Basis Point NIM Expansion, $485 million Non-Interest Bearing Deposit Growth and $769 million Core Loan Growth.
Full Year 2025 Net Income of $268 million, $3.53 Diluted EPS, Up 15% from Prior Year.
Expands Share Repurchase Program by Additional $200 Million and Quarterly Dividend Increase of $0.02.
Miami Lakes, Fla. — January 21, 2026 — BankUnited, Inc. (the “Company”) (NYSE: BKU) today announced financial results for the quarter and year ended December 31, 2025.
"We are pleased to report strong fourth quarter earnings, concluding an outstanding year for BankUnited. We continue to execute our organic growth strategy which has resulted in strong performance in NIM, ROA, ROE and EPS. In recognition of this strong performance, we are announcing an additional stock buyback authorization of $200 million and an increase to our next quarterly dividend of $0.02 per share" said Rajinder Singh, Chairman, President and Chief Executive Officer.

Fourth Quarter and Full Year 2025 Highlights
Earnings
Net income was up meaningfully in 2025, increasing 15% compared to 2024.
•4Q 2025 Net Income: $69.3 million, impacted by a $3.8 million software write-down;
◦$0.90 EPS, and annualized ROA of 0.78%.
◦$115.4 million PPNR, up 5% from prior quarter, and up 11% from 4Q 2024.
•Adjusted 4Q 2025 Net Income (excluding one-time item): $72.0 million;
◦$0.94 EPS, and annualized ROA of 0.81%.
•Full Year Net Income: $268.4 million, up 15% from 2024;
◦$3.53 EPS versus $3.08 in 2024.
◦0.77% ROA versus 0.66% in 2024.
◦$429.7 million PPNR, up 16% from 2024.

Net Interest Income & Margin
We continue to expand NIM; this expansion coupled with solid core loan growth, resulted in strong NII growth.
•Net Interest Margin (tax-equivalent):
◦3.06% for the quarter, up 0.06% from prior quarter and 0.22% from 4Q 2024.
◦2.95% for the full year, up 0.22% from 2024.
•Net Interest Income;
◦Increased $8.1 million from prior quarter and $19.0 million, or 8% from 4Q 2024.
◦Increased $73.3 million, or 8% from 2024.

Deposits & Funding
Despite 4Q typically being a seasonally slow quarter for BankUnited, we achieved strong Non-Interest Bearing Deposits ("NIDDA") growth.
•NIDDA: up $485 million from prior quarter and $1.5 billion for the year, or 20%.
◦Represents 31% of total deposits at December 31, 2025.
•Total Deposits: Grew $735 million in Q4 and $1.5 billion for the year.
•Non-Brokered Deposits: Up $376 million in Q4 and $1.8 billion for the year.
•Average Cost of Deposits: Declined 0.20% to 2.18%; spot APY fell to 2.10% from 2.31% for the prior quarter.
•Wholesale Funding: Reduced by $166 million in Q4 and $1.7 billion for the year.

Loan Growth & Portfolio Mix
Strong production across all core businesses lines contributed to robust loan growth in the quarter.
•Total Loans: Increased $571 million in Q4;
◦Core loans (CRE, C&I and MWL): Up $769 million.
◦Residential and other loans: Down $198 million (consistent with balance sheet strategy).
•Loan-to-Deposit Ratio: Stable at 82.7%.

Credit Quality
While non-performing loans and criticized / capitalized loans declined; net charge offs were elevated, attributable to four loans in unrelated industries and geographies.
•Criticized and Classified Loans: Declined $27 million in Q4 and $185 million from Q4 2024,
•Non-Performing Loans: Down $7 million from prior quarter, up $122 million from Q4 2024,
•NPA Ratio: 1.08%, including 0.11% related to guaranteed portion of SBA loans, down from 1.10%, including 0.11% related to SBA, in prior quarter.
•Net Charge-offs: 0.30% for full year 2025, from 0.26% from the prior quarter.

Allowance & Provision
•Provision for Credit Losses: $25.6 million for Q4; driven by increased specific reserves related to two C&I loans.
•ACL Coverage:
◦0.91% of total loans
◦1.30% for commercial portfolio
◦2.03% for CRE office
◦58.99% of non-performing loans

Capital & Shareholder Returns
Strong capital levels have created an ability to increase capital returns to shareholders
•CET1: 12.3%, down 20 bps from prior quarter but up 30 bps from a year ago.
•AOCI improved by $15.6 million from prior quarter and $94.9 million from a year ago.
•Tangible Common Equity Ratio: 8.5%, up from Q3 and year-end 2024.
•Tangible Book Value per Share: $40.14, representing 10% year-over-year growth.
•Share Repurchases: Approximately 1.1 million shares repurchased in Q4 for $44.8 million, at an average price of $41.08.
•The Company's Board of Directors authorized the following capital actions:
◦An increase of $0.02 per share in the Company's common stock dividend for future quarterly dividends, to $0.33 per common share, a 6% increase from the Company's previous level of $0.31 per share.
◦Authorized the repurchase of up to an additional $200 million in shares of the Company's outstanding common stock.

Loans
Loan portfolio composition at the dates indicated follows (dollars in thousands):

	December 31, 2025		September 30, 2025		December 31, 2024
Core loan segments:
Non-owner occupied commercial real estate	$6,105,207	25.2%	$5,820,343	24.6%	$5,652,203	23.3%
Construction and land	705,664	2.9%	714,272	3.0%	561,989	2.3%
Owner occupied commercial real estate	2,020,572	8.3%	1,943,331	8.2%	1,941,004	8.0%
Commercial and industrial	7,008,903	28.8%	6,612,538	27.8%	7,042,222	28.9%
Mortgage warehouse lending ("MWL")	728,241	3.0%	709,185	3.0%	585,610	2.4%
	16,568,587	68.2%	15,799,669	66.6%	15,783,028	64.9%
Franchise and equipment finance	102,746	0.4%	134,635	0.6%	213,477	0.9%
Pinnacle - municipal finance	619,374	2.6%	637,198	2.7%	720,661	3.0%
Residential	6,983,000	28.8%	7,130,992	30.1%	7,580,814	31.2%
	$24,273,707	100.0%	$23,702,494	100.0%	$24,297,980	100.0%
For the quarter ended December 31, 2025, total loans grew by $571 million. The CRE and C&I portfolio segments grew by $276 million and $474 million, respectively while MWL grew by $19 million. Consistent with our balance sheet strategy, residential loans declined by $148 million; the franchise, equipment, and municipal finance portfolios declined by an aggregate $50 million.

Asset Quality and the ACL
The following table presents information about the ACL at the dates indicated as well as net charge-off rates for the periods ended December 31, 2025, September 30, 2025 and December 31, 2024 (dollars in thousands):

	ACL	ACL to Total Loans	Commercial ACL to Commercial Loans(2)	ACL to Non-Performing Loans	Net Charge-offs to Average Loans (1)
December 31, 2025	$219,825	0.91%	1.30%	58.99%	0.30%
September 30, 2025	$219,884	0.93%	1.35%	57.95%	0.26%
December 31, 2024	$223,153	0.92%	1.37%	89.01%	0.16%

(1)    Annualized for the nine months ended September 30, 2025; ratios for December 31, 2025 and 2024 represent annual net charge-off rate.
(2)    For purposes of this ratio, commercial loans includes the core C&I and CRE sub-segments as presented in the table above as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
The ACL at December 31, 2025 represents management's estimate of lifetime expected credit losses, or the amount of amortized cost not expected to be collected, given an assessment of historical data, current conditions, and a reasonable and supportable economic forecast as of the balance sheet date. For the quarter ended December 31, 2025, the provision for credit losses, including portions related to both funded and unfunded loan commitments, was $25.6 million, compared to $11.6 million for the immediately preceding quarter ended September 30, 2025 and $11.0 million for the quarter ended December 31, 2024. The most significant factor impacting the provision for credit losses for the quarter ended December 31, 2025 was an increase in specific reserves, primarily related to two C&I loans in unrelated industries. Net charge-offs also impacted the ACL.
The following table summarizes the activity in the ACL for the periods indicated (in thousands):

	Three Months Ended			Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Beginning balance	$219,884	$222,730	$228,249	$223,153	$202,689
Provision	24,843	11,851	12,267	68,351	58,986
Net charge-offs	(24,902)	(14,697)	(17,363)	(71,679)	(38,522)
Ending balance	$219,825	$219,884	$223,153	$219,825	$223,153
Charge-offs for the quarter ended December 31, 2025 related primarily to four C&I loans. As detailed in the following table, total criticized and classified commercial loans declined by $27 million for the quarter (in thousands):

	December 31, 2025		September 30, 2025		December 31, 2024
	CRE	Total Commercial	CRE	Total Commercial	CRE	Total Commercial
Special mention	$82,147	$175,009	$54,562	$136,640	$58,771	$262,387
Substandard - accruing	474,592	674,368	521,284	733,615	633,614	894,754
Substandard - non-accruing	108,959	300,903	149,993	306,953	95,378	219,758
Doubtful	—	48,247	—	48,635	—	6,856
Total	$665,698	$1,198,527	$725,839	$1,225,843	$787,763	$1,383,755

Net Interest Income
Net interest income for the quarter ended December 31, 2025 was $258.2 million, compared to $250.1 million for the immediately preceding quarter ended September 30, 2025. Interest income decreased by $10.5 million for the quarter ended December 31, 2025 while interest expense decreased by $18.6 million. The decline in interest expense related to both a lower average cost of funds and lower average balance of interest bearing liabilities.
The Company’s net interest margin, calculated on a tax-equivalent basis, increased by 0.06% to 3.06% for the quarter ended December 31, 2025, from 3.00% for the immediately preceding quarter ended September 30, 2025. Factors impacting the net interest margin for the quarter ended December 31, 2025 were:
•The average rate paid on interest bearing deposits declined to 3.15% for the quarter ended December 31, 2025, from 3.40% for the quarter ended September 30, 2025. This decline reflected actions taken to proactively reduce deposit pricing in response to a lower Federal funds rate and re-pricing of term deposits.
•The average rate paid on FHLB advances decreased to 3.84% for the quarter ended December 31, 2025 from 3.94% for the quarter ended September 30, 2025, primarily due to repayment of higher rate short-term advances.
•The average cost of interest bearing liabilities declined to 3.26% for the quarter ended December 31, 2025 from 3.52% for the prior quarter. The redemption of higher cost senior debt in the third quarter positively impacted the cost of funds.
•The tax-equivalent yield on loans declined to 5.37% for the quarter ended December 31, 2025, from 5.53% for the quarter ended September 30, 2025, reflecting the impact of declining market rates on the predominantly floating rate commercial portfolio.
•The tax-equivalent yield on investment securities decreased to 4.93% for the quarter ended December 31, 2025, from 5.13% for the quarter ended September 30, 2025. This decrease resulted primarily from the rest of coupon on variable rate securities.
Overall, the reduction in cost of interest bearing liabilities outpaced the decline in yield on interest earning assets.
Non-interest income and Non-interest expense
Non-interest income totaled $30.0 million for the quarter ended December 31, 2025, compared to $25.6 million for the immediately preceding quarter ended September 30, 2025, and $25.2 million for the quarter ended December 31, 2024. For the year ended December 31, 2025 non-interest income totaled $105.6 million compared to $99.2 million for the year ended December 31, 2024. The increase in non-interest income for the quarter and year ended December 31, 2025 was primarily a result of increases in capital markets revenue, consisting of customer derivative revenue, foreign exchange fees and syndication fees.
Non-interest expense totaled $172.8 million for the quarter ended December 31, 2025, compared to $166.2 million for the immediately preceding quarter ended September 30, 2025, and $160.5 million for the quarter ended December 31, 2024. For the year ended December 31, 2025, non-interest expense totaled $663.5 million compared to $642.0 million for the year ended December 31, 2024. Non-interest expense for the quarter and year ended December 31, 2025 included $3.8 million of write downs of previously capitalized software. Increases in employee compensation and benefits expense for the quarter and year ended December 31, 2025 compared to the comparable periods of the prior year relate to investments we are making in people to support future growth of the commercial business, regular merit increases, and increased variable compensation cost, related in part to an increase in the Company's stock price.

Earnings Conference Call and Presentation
A conference call to discuss quarterly results will be held at 9:00 a.m. ET on Wednesday, January 21, 2026 with Chairman, President and Chief Executive Officer Rajinder P. Singh, Chief Financial Officer James G. Mackey and Chief Operating Officer Thomas M. Cornish.
The earnings release and slides with supplemental information relating to the release will be available on the Investor Relations page under About Us on www.bankunited.com prior to the call. Due to recent demand for conference call services, participants are encouraged to listen to the call via a live Internet webcast at https://ir.bankunited.com. To participate by telephone, participants will receive dial-in information and a unique PIN number upon completion of registration at https://dpregister.com/sreg/10204934/1007fa66926. For those unable to join the live event, an archived webcast will be available on the Investor Relations page at https://ir.bankunited.com approximately two hours following the live webcast.
About BankUnited, Inc.
BankUnited, Inc., with total assets of $35.0 billion at December 31, 2025, is the bank holding company of BankUnited, N.A., a national bank headquartered in Miami Lakes, Florida, with operations in Florida, New York, Dallas, Atlanta, Morristown, New Jersey, and Charlotte, North Carolina. BankUnited provides a full range of consumer and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions, and offers certain commercial lending and deposit products through national platforms. For additional information, call (877) 779-2265 or visit www.BankUnited.com. BankUnited can be found on Facebook at facebook.com/BankUnited.official, LinkedIn @BankUnited and on X @BankUnited.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance, dividend payments and stock repurchases. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as but not limited to adverse events or conditions impacting the financial services industry. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).
Contact
BankUnited, Inc.
Investor Relations:
James G. Mackey, 305-231-6793
Source: BankUnited, Inc.

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands, except share and per share data)

	December 31, 2025	September 30, 2025	December 31, 2024
ASSETS
Cash and due from banks:
Non-interest bearing	$11,511	$13,589	$12,078
Interest bearing	206,273	545,916	479,038
Cash and cash equivalents	217,784	559,505	491,116
Investment securities	9,263,651	9,467,082	9,130,244
Non-marketable equity securities	140,684	165,922	206,297
Loans	24,273,707	23,702,494	24,297,980
Allowance for credit losses	(219,825)	(219,884)	(223,153)
Loans, net	24,053,882	23,482,610	24,074,827
Bank owned life insurance	305,313	303,368	284,570
Operating lease equipment, net	171,371	201,777	223,844
Goodwill	77,637	77,637	77,637
Other assets	809,129	817,872	753,207
Total assets	$35,039,451	$35,075,773	$35,241,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposits:
Non-interest bearing	$9,109,984	$8,625,115	$7,616,182
Interest bearing	6,189,534	6,609,679	4,892,814
Savings and money market	10,164,703	9,936,797	11,055,418
Time	3,888,684	3,446,696	4,301,289
Total deposits	29,352,905	28,618,287	27,865,703
FHLB advances	1,555,000	2,080,000	2,930,000
Notes and other borrowings	319,740	320,431	708,553
Other liabilities	757,977	1,024,681	923,168
Total liabilities	31,985,622	32,043,399	32,427,424

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 400,000,000 shares authorized; 74,138,066, 75,242,935 and 74,748,370 shares issued and outstanding	741	752	747
Paid-in capital	271,695	310,974	301,672
Retained earnings	2,970,988	2,925,806	2,796,440
Accumulated other comprehensive loss	(189,595)	(205,158)	(284,541)
Total stockholders' equity	3,053,829	3,032,374	2,814,318
Total liabilities and stockholders' equity	$35,039,451	$35,075,773	$35,241,742

BANKUNITED, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest income:
Loans	$317,539	$324,390	$336,816	$1,291,403	$1,389,897
Investment securities	117,878	120,419	121,872	469,512	497,666
Other	6,986	8,113	9,300	31,878	37,553
Total interest income	442,403	452,922	467,988	1,792,793	1,925,116
Interest expense:
Deposits	155,875	163,555	188,853	664,335	815,572
Borrowings	28,318	39,255	39,876	140,878	195,278
Total interest expense	184,193	202,810	228,729	805,213	1,010,850
Net interest income before provision for credit losses	258,210	250,112	239,259	987,580	914,266
Provision for credit losses	25,554	11,577	11,001	67,940	55,072
Net interest income after provision for credit losses	232,656	238,535	228,258	919,640	859,194
Non-interest income:
Deposit service charges and fees	5,787	5,387	4,988	21,732	20,226
Lease financing	4,662	4,152	7,162	17,739	30,610
Capital markets	9,512	6,117	4,814	27,402	14,444
Other non-interest income	10,032	9,910	8,241	38,766	33,875
Total non-interest income	29,993	25,566	25,205	105,639	99,155
Non-interest expense:
Employee compensation and benefits	89,952	85,196	82,315	341,047	315,604
Occupancy and equipment	10,749	10,929	11,776	43,966	45,560
Deposit insurance expense	6,391	6,601	6,662	27,195	36,143
Technology	20,430	21,630	21,002	88,332	82,978
Depreciation of operating lease equipment	4,068	4,423	4,352	16,369	26,127
Other non-interest expense	41,221	37,390	34,365	146,624	135,588
Total non-interest expense	172,811	166,169	160,472	663,533	642,000
Income before income taxes	89,838	97,932	92,991	361,746	316,349
Provision for income taxes	20,578	26,081	23,689	93,393	83,882
Net income	$69,260	$71,851	$69,302	$268,353	$232,467
Earnings per common share, basic	$0.91	$0.96	$0.92	$3.55	$3.10
Earnings per common share, diluted	$0.90	$0.95	$0.91	$3.53	$3.08

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Three Months Ended December 31,			Three Months Ended September 30,			Three Months Ended December 31,
	2025			2025			2024
	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)	Average Balance	Interest (1)	Yield/ Rate (1)(2)
Assets:
Interest earning assets:
Loans	$23,697,215	$320,252	5.37%	$23,533,712	$327,266	5.53%	$24,152,602	$339,725	5.60%
Investment securities (3)	9,583,958	118,573	4.93%	9,404,188	121,124	5.13%	9,236,863	122,648	5.31%
Other interest earning assets	737,306	6,986	3.76%	793,366	8,113	4.06%	785,947	9,300	4.71%
Total interest earning assets	34,018,479	445,811	5.21%	33,731,266	456,503	5.38%	34,175,412	471,673	5.50%
Allowance for credit losses	(222,451)			(227,694)			(235,211)
Non-interest earning assets	1,389,731			1,390,051			1,405,129
Total assets	$35,185,759			$34,893,623			$35,345,330
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$6,072,259	$48,032	3.14%	$5,586,547	$47,304	3.36%	$5,045,860	$46,759	3.69%
Savings and money market deposits	10,123,959	77,378	3.03%	9,921,293	83,862	3.35%	10,462,295	93,912	3.57%
Time deposits	3,449,304	30,465	3.50%	3,535,051	32,389	3.63%	4,529,737	48,182	4.23%
Total interest bearing deposits	19,645,522	155,875	3.15%	19,042,891	163,555	3.40%	20,037,892	188,853	3.75%
FHLB advances	2,486,250	24,065	3.84%	3,221,577	32,027	3.94%	3,200,652	30,750	3.82%
Notes and other borrowings	328,322	4,253	5.18%	542,241	7,228	5.34%	708,689	9,126	5.15%
Total interest bearing liabilities	22,460,094	184,193	3.26%	22,806,709	202,810	3.52%	23,947,233	228,729	3.80%
Non-interest bearing demand deposits	8,708,397			8,203,439			7,557,267
Other non-interest bearing liabilities	922,581			868,385			995,789
Total liabilities	32,091,072			31,878,533			32,500,289
Stockholders' equity	3,094,687			3,015,090			2,845,041
Total liabilities and stockholders' equity	$35,185,759			$34,893,623			$35,345,330
Net interest income		$261,618			$253,693			$242,944
Interest rate spread			1.95%			1.86%			1.70%
Net interest margin			3.06%			3.00%			2.84%

(1)    On a tax-equivalent basis where applicable
(2)    Annualized
(3)    At fair value

BANKUNITED, INC. AND SUBSIDIARIES
AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Years Ended December 31,
	2025			2024
	Average Balance	Interest (1)	Yield/ Rate (1)	Average Balance	Interest (1)	Yield/ Rate (1)
Assets:
Interest earning assets:
Loans	$23,765,232	$1,302,438	5.48%	$24,269,787	$1,402,132	5.78%
Investment securities (2)	9,362,652	472,331	5.04%	9,064,521	501,006	5.53%
Other interest earning assets	783,417	31,878	4.07%	745,885	37,553	5.03%
Total interest earning assets	33,911,301	1,806,647	5.33%	34,080,193	1,940,691	5.69%
Allowance for credit losses	(226,362)			(224,673)
Non-interest earning assets	1,380,186			1,502,205
Total assets	$35,065,125			$35,357,725
Liabilities and Stockholders' Equity:
Interest bearing liabilities:
Interest bearing demand deposits	$5,473,316	$180,918	3.31%	$4,077,852	$152,809	3.75%
Savings and money market deposits	10,305,664	341,042	3.31%	11,043,510	451,352	4.09%
Time deposits	3,804,507	142,375	3.74%	4,757,675	211,411	4.44%
Total interest bearing deposits	19,583,487	664,335	3.39%	19,879,037	815,572	4.10%
FHLB advances	2,909,589	111,126	3.82%	3,823,579	158,750	4.15%
Notes and other borrowings	571,046	29,752	5.21%	709,422	36,528	5.15%
Total interest bearing liabilities	23,064,122	805,213	3.49%	24,412,038	1,010,850	4.14%
Non-interest bearing demand deposits	8,083,605			7,239,161
Other non-interest bearing liabilities	931,540			968,163
Total liabilities	32,079,267			32,619,362
Stockholders' equity	2,985,858			2,738,363
Total liabilities and stockholders' equity	$35,065,125			$35,357,725
Net interest income		$1,001,434			$929,841
Interest rate spread			1.84%			1.55%
Net interest margin			2.95%			2.73%

(1)    On a tax-equivalent basis where applicable
(2)    At fair value

BANKUNITED, INC. AND SUBSIDIARIES
EARNINGS PER COMMON SHARE
(In thousands except share and per share amounts)

	Three Months Ended			Years Ended
c	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Basic earnings per common share:
Numerator:
Net income	$69,260	$71,851	$69,302	$268,353	$232,467
Distributed and undistributed earnings allocated to participating securities	(2,311)	(1,030)	(1,598)	(5,697)	(4,113)
Income allocated to common stockholders for basic earnings per common share	$66,949	$70,821	$67,704	$262,656	$228,354
Denominator:
Weighted average common shares outstanding	74,789,191	75,227,314	74,750,961	75,039,662	74,694,303
Less average unvested stock awards	(1,119,854)	(1,116,965)	(1,075,384)	(1,115,829)	(1,098,045)
Weighted average shares for basic earnings per common share	73,669,337	74,110,349	73,675,577	73,923,833	73,596,258
Basic earnings per common share	$0.91	$0.96	$0.92	$3.55	$3.10
Diluted earnings per common share:
Numerator:
Income allocated to common stockholders for basic earnings per common share	$66,949	$70,821	$67,704	$262,656	$228,354
Adjustment for earnings reallocated from participating securities	(229)	7	(198)	(648)	(402)
Income used in calculating diluted earnings per common share	$66,720	$70,828	$67,506	$262,008	$227,952
Denominator:
Weighted average shares for basic earnings per common share	73,669,337	74,110,349	73,675,577	73,923,833	73,596,258
Dilutive effect of certain share-based awards	436,863	715,117	616,913	380,640	382,043
Weighted average shares for diluted earnings per common share	74,106,200	74,825,466	74,292,490	74,304,473	73,978,301
Diluted earnings per common share	$0.90	$0.95	$0.91	$3.53	$3.08

BANKUNITED, INC. AND SUBSIDIARIES
SELECTED RATIOS

	At or for the Three Months Ended			At or for the Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Financial ratios (4)
Return on average assets	0.78%	0.82%	0.78%	0.77%	0.66%
Return on average stockholders’ equity	8.9%	9.5%	9.7%	9.0%	8.5%
Net interest margin (3)	3.06%	3.00%	2.84%	2.95%	2.73%
Loans to deposits	82.7%	82.8%	87.2%	82.7%	87.2%
Tangible book value per common share	$40.14	$39.27	$36.61	$40.14	$36.61

	December 31, 2025	September 30, 2025	December 31, 2024
Asset quality ratios
Non-performing loans to total loans (1)(5)	1.54%	1.60%	1.03%
Non-performing assets to total assets (2)(5)	1.08%	1.10%	0.73%
ACL to total loans	0.91%	0.93%	0.92%
Commercial ACL to commercial loans (6)	1.30%	1.35%	1.37%
ACL to non-performing loans (1)(5)	58.99%	57.95%	89.01%
Net charge-offs to average loans(7)	0.30%	0.26%	0.16%

(1)    We define non-performing loans to include non-accrual loans and loans other than purchased credit deteriorated and government insured residential loans that are past due 90 days or more and still accruing. Contractually delinquent purchased credit deteriorated and government insured residential loans on which interest continues to be accrued are excluded from non-performing loans.
(2)    Non-performing assets include non-performing loans, OREO and other repossessed assets.
(3)    On a tax-equivalent basis.
(4)    Annualized for the three and nine month periods as applicable.
(5)    Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $37.9 million or 0.16% of total loans and 0.11% of total assets at December 31, 2025, $40.0 million or 0.17% of total loans and 0.11% of total assets at September 30, 2025, and $34.3 million or 0.14% of total loans and 0.10% of total assets at December 31, 2024.
(6)    For purposes of this ratio, commercial loans includes the C&I and CRE sub-segments, as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.
(7)    Annualized for the nine months ended September 30, 2025; ratios for December 31, 2025 and December 31, 2024 represents annual net charge-off rate.

	December 31, 2025		September 30, 2025		December 31, 2024		Required to be Considered Well Capitalized
	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.	BankUnited, Inc.	BankUnited, N.A.
Capital ratios
Tier 1 leverage	8.9%	9.3%	9.0%	9.5%	8.5%	9.7%	5.0%
Common Equity Tier 1 ("CET1") risk-based capital	12.3%	12.7%	12.5%	13.2%	12.0%	13.7%	6.5%
Total risk-based capital	14.1%	13.6%	14.4%	14.1%	14.1%	14.6%	10.0%
Tangible Common Equity/Tangible Assets	8.5%	N/A	8.4%	N/A	7.8%	N/A	N/A

Non-GAAP Financial Measures
Tangible book value per common share is a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry.
Adjusted net income, EPS and ROA excluding the one-time item are non-GAAP financial measures. Disclosure of these measures enhances the reader's ability to compare the Company's performance for 4Q 2025 to other periods presented.
PPNR is a non-GAAP financial measure. Management believes this measure is relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses. This measure also provides a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts.
The following tables reconciles these non-GAAP financial measurement to the comparable GAAP financial measurements at the dates and for the periods indicated (in thousands except share and per share data):

	December 31, 2025	December 31, 2024
Total stockholders’ equity	$3,053,829	$2,814,318
Less: goodwill and other intangible assets	77,637	77,637
Tangible stockholders’ equity	$2,976,192	$2,736,681

Common shares issued and outstanding	74,138,066	74,748,370

Book value per common share	$41.19	$37.65

Tangible book value per common share	$40.14	$36.61

Three Months Ended December 31, 2025
Adjusted Net Income
Net Income	$69,260
Write down on capitalized software	3,770
Tax effect of adjustment(1)	(980)
Adjusted net income	$72,050

Adjusted annualized ROA
Average assets	$35,185,759
Return on average assets	0.78%
Adjusted return on average assets	0.81%

Adjusted diluted earnings per share
Income used in calculating diluted earnings per share	$66,720
Write down on capitalized software	3,770
Tax effect of adjustment(1)	(980)
Adjusted income used in calculating diluted earnings per share	$69,510

Weighted average shares for diluted earnings per common share	74,106,200
Diluted EPS	$0.90
Adjusted diluted EPS	$0.94

	Three Months Ended			Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Pre-Provision Net Revenue ("PPNR")
Income before income taxes	$89,838	$97,932	$92,991	$361,746	$316,349
Provision for credit losses	25,554	11,577	11,001	67,940	55,072
PPNR	$115,392	$109,509	$103,992	$429,686	$371,421

(1)    A tax rate of 26.00% was applied